EXHIBIT 99
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                                         List of Albemarle Corporation Officers
                                         --------------------------------------

Name                              Title
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Floyd D. Gottwald, Jr.*           Chief Executive Officer and Chairman
                                     of the Executive Committee

William M. Gottwald*              Chairman of the Board and Secretary to the
                                     Executive Committee as Management Committee

Charles B. Walker*                Vice Chairman of the Board and Chief Financial
                                     Officer

Mark C. Rohr                      President and Chief Operating Officer

E. Whitehead Elmore               Executive Vice President, General Counsel
                                     and Secretary

John G. Dabkowski                 Vice President-Polymer Chemicals

Thomas F. Dominick                Vice President-Development Resources

Dixie E. Goins                    Vice President-Science and Technology

Jack P. Harsh                     Vice President-Human Resources

George A. Newbill                 Vice President-Sourcing Organization

John M. Steitz                    Vice President-Fine Chemicals

Gary L. Ter Haar                  Vice President-Health and Environment

Michael D. Whitlow                Vice President-Americas Sales and Global
                                     Accounts

Edward G. Woods                   Vice President-Corporate Development

Michael J. Zobrist                Vice President-Investor Relations/External
                                     Affairs

Robert G. Kirchhoefer             Treasurer and Chief Accounting Officer


*Member of the Executive Committee